Exhibit 10.1

Property Sale Proceeds Advance

Reference is made to that certain Purchase and Sale Agreement (the “PS Agreement”) effective April 4, 2022 by and between Leander Associates, Ltd. (“Leander”) and Leander Ridge, LLC (“Buyer”), as amended by the First Amendment thereto effective July 5, 2022 and the Second Amendment thereto effective August 5, 2022 providing, inter alia, for the sale of the property described in the PS Agreement, approximately 4.7 acres of land located in Leander, Williamson County, Texas (the “Property”).

This agreement (this “Agreement”) regarding the refinancing of the Property and the pledge of the proceeds under the PS Agreement as collateral is made as of this 21st day of November, 2022 (the “Effective Date”) by and between KOBO, LP, a Delaware limited liability company (“Financing Party”) and Leander.

WHEREAS, Leander is entitled to net proceeds under the PS Agreement in the amount that is set forth in the PS Agreement (the “Net Proceeds”);

WHEREAS, Leander desires to refinance a part of the Property and pledge the Net Proceeds as collateral for the additional financing;

WHEREAS, the proceeds of assignment of such net proceeds shall increase if the closing of the purchase and sale of the Property under the PS Agreement is later than October 15, 2023 under the express terms of the PS Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Financing Party and Leander hereby agree as follows:

1.	Payments.

(a) On the Effective Date, Financing Party shall pay to Leander the sum of $500,000 (the “Proceeds Amount”).

(b) Commencing on January 15, 2023, Leander shall pay the Financing Party quarterly payments, each in the amount of the Proceeds Amount multiplied by the Prime Rate for the proceeding calendar quarter or part thereof.

(c) On January 15, 2023, Leander shall pay the Financing Party an amount equal to $4,300.

(d) On the date of the closing of the Property under the PS Agreement, or the next business day (the “Repayment Date”) but not later than the Outside Date, Leander shall pay to the Financing Party an amount equal to the Proceeds Amount plus the Accrued Amount.

(e) On the Repayment Date, but not later than the Outside Date, Leander shall pay the Financing Party an additional amount equal to $7,250.

(f) For the purposes of this Agreement, the following terms shall have the respective meanings ascribed to such terms as follows:

(i) “Accrued Amount” means an amount equal to the Proceeds Amount multiplied by the Spread.

(ii) “Prime Rate” means at any time the rate of interest most recently announced within Frost Bank (the “Bank”) at its principal office as its prime rate (currently , with the understanding that the Prime Rate is one of Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

(iii) “Outside Date” means October 15, 2023.

(iv) “Spread” means the following

(A)	Until April 15, 2023: 11% per annum;
(B)	From and after April 15, 2023 until October 15, 2023: 14% per annum.

2.	Collateral. Leander pledges the Net Proceeds as collateral to the benefit of Financing. This Agreement shall be a security agreement within the meaning of the Uniform Commercial Code in the State of Texas (the “UCC”) and Financing Party shall have all rights of a secured party under the UCC.

3.	Prepayment and Termination. Leander may prepay any or all accrued and unpaid amounts payable by Leander to the Financing Party under Section 1 at any time and from time to time. Upon full payment of such accrued amounts, all obligations under this Agreement shall terminate.

4.	Extension. The obligations of Leander under this Agreement may be extended after the Outside Date for payment of additional amounts as follows: $500 per day for an extension of up to 3 months; $900 per day for an extension of an additional 3 months; and $1,500 per day for an additional extension of 60 days.

5.	Miscellaneous.

(a) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(b) Attorneys’ Fees. In the event that any party institutes any legal suit, action, or proceeding against the other party to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach of this Agreement) arising out of this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.

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(c) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(d) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(e) Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f) Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

(g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

(i) Submission to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby or shall be instituted in the federal courts of the United States of America or the courts of the State of Texas in each case located in the City of San Antonio and County of Bexar, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

(j) Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(j).

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(l) Business Days. If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a day when the banks in San Antonio, Texas are open for ordinary business and settlement of funds (a “Business Day”), then such party shall make such payment or delivery on the next succeeding Business Day.

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IN WITNESS WHEREOF, each of the parties to this Agreement hereby execute and delivery a counterpart of this Agreement as of the Effective Date.

Leander Associates, Ltd.

By:
Name:
Title:

KOBO, LP,

By:
Name:
Title: